UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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OPTICAL COMMUNICATION PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPTICAL COMMUNICATION PRODUCTS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 24, 2005

TO THE STOCKHOLDERS OF OPTICAL COMMUNICATION PRODUCTS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Optical Communication Products, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 24, 2005, at 10:00 a.m.  Pacific Time at 6101 Variel Avenue, Woodland Hills, California 91367, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.                                       To elect seven directors to serve on the Company’s Board of Directors until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.                                       To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 2005; and

3.                                       To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing matters are described in more detail in the enclosed proxy statement.  The Company’s Board of Directors has fixed the close of business on January 7, 2005, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.  Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection on the day of the meeting at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person.  Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience.  You may also vote by following the telephone or Internet instructions on the proxy card.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY PHONE OR OVER THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD.

By Order of the Board of Directors,

Muoi Van Tran
Chairman of the Board, Chief Executive Officer and President
Woodland Hills, California
January 20, 2005

OPTICAL COMMUNICATION PRODUCTS, INC.
6101 Variel Avenue
Woodland Hills, California 91367
(818) 251-7100

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 24, 2005

The enclosed proxy is solicited on behalf of the Board of Directors of Optical Communication Products, Inc., a Delaware corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders to be held on Thursday, February 24, 2005, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.  The 2005 annual meeting will be held at our principal executive offices at 6101 Variel Avenue, Woodland Hills, California 91367.

Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.  This proxy statement has information about the 2005 annual meeting and was prepared by management for our board of directors.  This proxy statement and the accompanying proxy card are first being mailed to you on or about January 24, 2005.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2005 annual meeting is limited to the Company’s stockholders.  Admission to the meeting will be on a first-come, first-served basis.  Registration will begin at 9:30 a.m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on January 7, 2005.  On January 7, 2005, the record date for determination of stockholders entitled to notice of and to vote at the 2005 annual meeting, 46,841,055 shares of our Class A common stock, par value $0.001 per share, were issued and outstanding, and 66,000,000 shares of our Class B common stock, par value $0.001 per share, were issued and outstanding.  No shares of our preferred stock, par value $0.001 per share, were outstanding on the record date.

Holders of common stock will vote at the 2005 annual meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held. The Class A common stock and the Class B common stock are collectively referred to herein as the “common stock.” The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2005 annual meeting.  Sign and date the proxy card and mail it back to us in the enclosed envelope or vote by phone or over the Internet by following the instructions on your proxy card. If the proxy card is properly signed and returned, or voted by phone or over the Internet, the proxy holders named on the proxy card will vote your shares as you instruct.  If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal.  Unless you instruct otherwise, the proxy holders will vote FOR each of the director nominees and FOR each of the other proposals to be considered at the meeting.

Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone.  A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program.  This program provides eligible stockholders the opportunity to vote via the Internet or by telephone.  Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP’s program.

Registered stockholders may vote electronically through the Internet or over the telephone by following the instructions included with their proxy card. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the 2005 annual meeting.

What if other matters come up at the 2005 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2005 annual meeting.  If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes.  At any time before the vote on a proposal, you can change your vote either by filing with Susie Nemeti, our Secretary, at our principal executive offices at 6101 Variel Avenue, Woodland Hills, California 91367, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date.  You may also revoke your proxy by attending the 2005 annual meeting and voting in person.

Can I vote in person at the 2005 Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card, you can attend the 2005 annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

All votes will be tabulated by the inspector of elections appointed for the 2005 annual meeting, who will separately tabulate affirmative and negative votes and abstentions.  Abstentions are counted as present for purposes of determining whether or not there is a quorum for the transaction of business.  Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, the nominee can vote them as it sees fit on “routine” matters.  Both proposals are considered to be routine.

We will have a quorum and be able to hold the 2005 annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting.  If you sign and return your proxy card or vote by phone or over the Internet, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

In the election of directors, the seven nominees receiving the highest number of affirmative votes shall be elected. You may not cumulate votes in the election of directors.  The affirmative vote of the holders of common stock representing a majority of the voting power present or represented by proxy and voting at the 2005 annual meeting is required for the ratification of the auditors.

Furukawa Electric North America, Inc. and its affiliates hold shares representing approximately 93.4% of the total voting power of the common stock as of the record date and, as a result, can control the outcome of each of the proposals to be acted upon at the 2005 annual meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company.  No additional compensation will be paid to these individuals for any such services.  Except as described above, the Company does not presently intend to solicit proxies other than by mail.  Fees for such services are estimated to be approximately $30,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our 2006 annual meeting and included in our proxy materials relating to the 2006 annual meeting must be received by Susie L. Nemeti, Corporate Secretary, Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367 no later than September 22, 2005, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2006 annual meeting.

If a stockholder wishes to present a proposal at our 2006 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2006 annual meeting, the stockholder must give advance notice to us prior to the deadline for the annual meeting.  In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than January 10, 2006, which is 45 calendar days prior to the anniversary of the date of the 2005 annual meeting.  However, in the event that the 2006 annual meeting is called for a date which is not within thirty days of the anniversary of the date of the 2005 annual meeting, stockholder proposals intended for presentation at the 2006 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the date on which public announcement of the date of the 2006 annual meeting is first made.  If a stockholder gives notice of such proposal after January 10, 2006, then the proxy solicited by the Board of Directors for the 2006 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such stockholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This proxy statement contains two proposals requiring stockholder action.  Proposal No. 1 requests the election of seven directors to our board of directors.  Proposal No. 2 requests ratification of our independent auditors.  Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board of directors has nominated each of the persons listed below for election as a director to serve for a one-year term and until his or her successor is duly elected and qualified.  Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors’ seven nominees below.  Proxies cannot be voted for more than the seven named nominees.

Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.  If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position

Muoi Van Tran	53	1991	Chairman of the Board, Chief Executive Officer and President
Stewart D. Personick(1)(2)(3)(4)	57	2000	Director
Naoomi Tachikawa(2)	53	2002	Director
Hobart Birmingham(1)(2)(4)	60	2002	Director
David Warnes(1)(3)	58	2002	Director
Yukimasa Shiga(5)	51	2004	Director
Akihiro Fukunaga(6)	40	2005	Director

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee.

(4) Member of the Special Stock Option Committee

(5) Mr. Shiga was appointed to the Board of Directors to fill the vacancy created by Hideo Sakura’s resignation as a director effective as of the close of business on July 25, 2004.  Mr. Shiga was recommended to the Board by Furukawa.

(6) Mr. Fukunaga was appointed to the Board of Directors to fill the vacancy created by Mr. Sakamoto’s resignation as a director effective as of the close of business on December 31, 2004.  Mr. Fukunaga was recommended to the Board by Furukawa.

Muoi Van Tran co-founded our company and has been our President since September 1994, our Chief Executive Officer since March 1999, a director since October 1991 and Chairman of our board of directors since November 2002.  Dr. Tran also served as Chairman of our board of directors from January 2001 to May 2002.  Prior to joining us, Dr. Tran was the Director and Vice President of research, development and engineering and Systems Business Unit Manager at PCO, Inc., a manufacturer of fiber optic products, from 1984 to 1991.  Dr. Tran was a Member of Technical Staff at TRW ElectroOptic Research Center, a research and development center, from 1981 to 1984 and at Bell Laboratories, a research center, from 1978 to 1981.  Dr. Tran was the Technical Program Co-Chair of the 1991 Optical Fiber Communications Conference and General Co-Chair of the jointly-held Optical Fiber Communications and Integrated Optics and Optical Communications Conference in 1993.  Dr. Tran has over 25 years of experience in the field of fiber optics, and earned his Ph.D. in electrical engineering from the University of Western Australia.

Stewart D. Personick has been a director and member of our audit and compensation committees since November 2000.  In addition, Dr. Personick has served as a member of our special stock option and nominating committees since April 2002 and July 2002, respectively.  Since September 2004, Dr. Personick has been a College of Engineering Distinguished Professor at Drexel University in Philadelphia, PA.  From September 2003 to August 2004, Dr. Personick was an independent consultant. From September 1998 to August 2003, he was the E.  Warren Colehower Chair Professor of Telecommunications and Information Networking at Drexel University, and the Director of Drexel’s Center for Telecommunications and Information Networking.  From January 1984 to July 1998, Dr. Personick was Vice President at Bell Communication Research, a research and development company.  Dr. Personick has been a fellow of the Institute of Electrical and Electronics Engineers since 1983, a fellow of the Optical Society of America since 1988, a member of the U.S.  National Academy of Engineering since 1992 and he received the IEEE/OSA John Tyndall Award in 2000.  Dr. Personick earned his bachelor of electrical engineering from The City College of New York and his master of science and doctor of science in electrical engineering from the Massachusetts Institute of Technology.

Naoomi Tachikawa has been a director and member of our compensation committee since February 2002.  Since July 2001, Mr. Tachikawa has been the General Manager of the Planning & Administration Department, Information Systems Group of The Furukawa Electric Co., Ltd. From December 1997 to July 2001, Mr. Tachikawa was the General Manager of the Planning & Administration Department, Industrial Products Division of The Furukawa Electric Co., Ltd. From September 1991 to December 1997, Mr. Tachikawa was the Manager of Human Resources Section of The Furukawa Electric Co., Ltd. Mr. Tachikawa holds a bachelor of pedagogy (education) from Hokkaido University, Japan.

Hobart Birmingham has been a director and member of our audit, compensation and special stock option committees since December 2002.  Since November 2002, Mr. Birmingham has been a Managing Director of The Perreault Birmingham Group LLC, a company providing business consulting and strategic advisory services to software and other high technology companies.  From July 2000 to June 2003, Mr. Birmingham was a Managing Director of Hultquist Capital LLC, a firm providing strategic and financial advisory services.  From February 1997 to July 2000, Mr. Birmingham was an executive officer of Inprise/Borland Software Corporation, working first as General Counsel and from April 1999 as Chief Administrative Officer.  Before Inprise/Borland, Mr. Birmingham was Associate General Counsel of Apple Computer.  Mr. Birmingham earned his J.D. from the University of Michigan School of Law and holds a bachelor’s degree in East Asian Studies from Princeton University.

David Warnes has been a director and member of our audit committee since December 2002, and a member of our nominating committee since February 2004.  Since December 2002, Mr. Warnes has been President and CEO of BEST Direct Networks, a wireless broadband provider and billing transaction company in the telecom and IT/IP industry.  From May 2000 to June 2002, Mr. Warnes was Chief Executive Officer of New World Network, Ltd. where he was responsible for introducing the ARCOS Cable System into service through New World’s majority ownership.  The ARCOS Cable System is an undersea broadband fiber-optic cable network that is 8,600 km in length which connects 14 countries throughout the Caribbean, Central America and the Yucatan to the United States.  From July 1996 to May 2000, Mr. Warnes was Chief Operating Officer of Global Light Telecommunications, Inc., a public international telecommunications investment company.  Prior to Global Light Telecommunications, Mr. Warnes was Principal Consultant and General Manager Business Development of International Digital Communications, Japan, an international communications company.  Mr. Warnes holds an electrical engineering degree from the University of East London.  Mr. Warnes is a Chartered Engineer and a Fellow of the Institution of Electrical Engineers.

Mr. Yukimasa Shiga has been a director since July 2004. Since February 2004, Mr. Shiga has been the Executive Vice President of the Administration Of Subsidiaries in United States Department of Furukawa Electric North America, Inc. From July 1997 to February 2004, Mr. Shiga was the Project Manager of Finance and Accounting Division for Computer Systems for Accounting of The Furukawa Electric Co., Ltd.  Mr. Shiga holds a Bachelor degree in Economics from Kyushu University in Japan.

Mr. Akihiro Fukunaga has been the Manager of the Corporate Administration Department of The Furukawa Electric Co., Ltd. since April 2003. From October 1999 to April 2003, Mr. Fukunaga was the Deputy Manager of Overseas Sales and Marketing Division of The Furukawa Electric Co., Ltd. From October 1995 to November 1997, Mr. Fukunaga was a member of the board of directors and Chief Financial Officer of Furukawa Electric North America. Mr. Fukunaga holds a Bachelor degree of pedagogy (education) from Kobe University in Japan.

Board of Directors

Our board of directors is currently composed of seven members.  Each director currently serves until the next annual meeting of stockholders or until his successor is duly elected and qualified. At each annual meeting of stockholders, the directors’ successors will be elected to serve until the next annual meeting of stockholders.  In addition, our bylaws provide that the authorized number of directors will be between five and nine, with the exact number to be determined by a majority of our board of directors or stockholders.

Our board of directors held five meetings during fiscal 2004.  All of the then-current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during fiscal 2004.

Although the listing standards of the National Association of Securities Dealers generally require NASDAQ-listed companies to have a board of directors comprised of a majority of independent directors, a “controlled company” is exempt from this requirement.  The Furukawa Electric Co., Ltd., our indirect majority stockholder, collectively holds more than 50% of the voting power of the Company and, accordingly, the Company is an exempt controlled company.

Stockholders may communicate with members of our board of directors by mail addressed to the full board of directors, a specific member of the board of directors or to a particular committee of the board of directors at Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367.

We do not have a policy regarding director attendance at our annual meetings.  At our 2004 annual meeting, all of our then-current directors were in attendance.  Mr. Shiga, who did not become a member of the Board of Directors until July 2004, and Mr. Fukunaga, who did not become a member of the Board of Directors until January 2005, were not in attendance.

Board Committees

Our board of directors has four standing committees:  the audit committee, compensation committee, nominating committee and special stock option committee.

Audit committee—Our board of directors established an audit committee in October 2000.  The Audit Committee is responsible for reviewing financial information which will be provided to stockholders and others, the systems of internal controls which management and our board of directors have established, the performance and selection of independent accountants, and our audit and financial reporting processes.  The audit committee operates under a written audit committee charter adopted by our board of directors.  Our audit committee met in October

2004 in connection with the audit of our 2004 financial statements, and held a total of four meetings in fiscal 2004.  The audit committee currently consists of Dr. Personick and Messrs. Birmingham and Warnes.

Our board of directors has determined that all members of the audit committee are “independent” as that term is defined by Nasdaq.  Our board of directors has determined that the audit committee does not have an “audit committee financial expert” as that term is defined in the SEC regulations because our board of directors did not believe that any of the members of the audit committee met the qualifications of an “audit committee financial expert.”  However, our board of directors has determined that all of the members of the audit committee are able to read and understand fundamental financial statements within the meaning of the Nasdaq audit committee requirements and that at least one of its members has the financial sophistication required by Nasdaq.  Our board of directors has determined that by satisfying the requirements of the Nasdaq listing standards with a member of the audit committee that has the requisite “financial sophistication” qualifications, our audit committee has the financial expertise necessary to fulfill the duties and the obligations of the audit committee.  Our board of directors has concluded that the appointment of an additional director to the audit committee is not necessary at this time.

Compensation committee—Our board of directors established a compensation committee in October 2000.  The compensation committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors, and our 2000 Employee Stock Purchase Plan.  Our compensation committee held four meetings in fiscal 2004.  The compensation committee currently consists of Dr. Personick and Messrs. Birmingham and Tachikawa.

Nominating committee—Our board of directors established a nominating committee in July 2002.  It does not have a charter.  The nominating committee is responsible for identifying and recommending persons to serve as members of the board of directors who are deemed “independent” pursuant to the Nasdaq Marketplace Rules.  The nominating committee has recommended to the board of directors that Dr. Personick and Messrs. Birmingham and Warnes continue to be the independent director nominees for election to the board of directors at the 2005 annual meeting.  Our nominating committee considers nominees proposed by stockholders.  To recommend a prospective nominee for the nominating committee’s consideration, stockholders should submit the candidate’s name and qualifications to our Corporate Secretary in writing to the following address:  Optical Communication Products, Inc., Attn:  Susie L. Nemeti, 6101 Variel Avenue, Woodland Hills, California 91367.  The nominating committee currently consists of Dr. Personick and Mr. Warnes.  The board of directors has determined that Dr. Personick and Mr. Warnes are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

When considering a potential candidate for membership on the board of directors, the nominating committee considers relevant business and industry experience and demonstrated character and judgment.  There are no differences in the manner in which the nominating committee evaluates a candidate that is recommended for nomination for membership on the board of directors by a stockholder.  The nominating committee has not received any recommended nominations from any of the company’s stockholders in connection with the 2005 annual meeting.

Special Stock Option Committee—Our board of directors established a special stock option committee in April 2002.  The special stock option committee is responsible for granting stock options and stock issuances under our 2000 Stock Incentive Plan to our Section 16 Insiders so that these grants are exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.  The special stock option committee held one meeting in fiscal 2005.  The special stock option committee currently consists of Mr. Birmingham and Dr. Personick.

Our board of directors may establish other committees to facilitate the management of our business.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and controller) and directors.  Our Code of Business Conduct and Ethics can be obtained free of charge by sending a request to our Corporate Secretary to the following address:

Optical Communication Products, Inc., Attn:  Susie L. Nemeti, 6101 Variel Avenue, Woodland Hills, California 91367.

Compensation Committee Interlocks and Insider Participation

During the fiscal year, our compensation committee was composed of Dr. Personick and Messrs. Birmingham and Tachikawa.  No members of our compensation committee were at any time during fiscal 2004 or at any other time an officer or employee of Optical Communication Products.  No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company other than The Furukawa Electric Company, Ltd. of Japan and Furukawa Electric North America, Inc. In particular, Mr. Fukunaga, who became a director in January 2005, is the Manager of the Corporate Administrative Department of The Furukawa Electric Co., Ltd., Mr. Tachikawa is the General Manager of Planning & Administration Department, Information Systems Group of The Furukawa Electric Co., Ltd., and Mr. Sakura, a director until July 25, 2004, was the General Manager of the Corporate Administration Department of The Furukawa Electric Co., Ltd.  Mr. Shiga, who became a director in July, 2004, is the Executive Vice President of the Administration Of Subsidiaries in United States Department of Furukawa Electric North America, Inc., a wholly-owned subsidiary of Furukawa, and, from July 1996 to January 2003, Mr. Sakamoto, a director until December 31, 2004, was the President of Furukawa Electric North America, Inc.

We have worked closely with The Furukawa Electric Co., Ltd., our indirect majority stockholder, in the past, and we intend to continue to work closely with Furukawa in the future.

We currently purchase the majority of our lasers from Furukawa and its related parties in the regular course of our business.  We also sell some of our subsystems and modules in the regular course of our business to Furukawa and several of its subsidiaries and affiliates.  Our purchases from these related parties amounted to $13,285,000 for the year ended September 30, 2004.  Our sales to these related parties amounted to $218,000 for the year ended September 30, 2004.  Accounts receivable due to us from our related parties was $7,000 at September 30, 2004.  Accounts payable due by us to our related parties was $3,325,000 at September 30, 2004.

We have entered into a registration rights agreement with Furukawa Electric North America, Inc., which includes demand registration rights, piggy-back registration rights and other standard rights and limitations.

Director Compensation

We pay our non-employee directors who are not employees of Furukawa or their respective affiliates a retainer of $3,000 per month.  Non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.  Non-employee directors who are not employees of Furukawa or their respective affiliates will each receive, from time to time, grants of options to purchase shares of our Class A common stock under our 2000 Stock Incentive Plan as determined by our special stock option committee.

We pay three directors an additional fee for serving as representatives on a special committee to investigate and evaluate strategic alternatives for the Company.  The committee chairperson is currently paid $15,000 per month and the other committee members are paid $5,000 per month.

Employee directors do not receive any additional compensation for serving as members of our board of directors or any committee of our board of directors.  Employee directors are eligible to participate in our compensation and benefit plans that are generally available to our other employees, including the receipt of stock options under our 2000 Stock Incentive Plan and participation in our Employee Stock Purchase Plan.

On November 1, 2002, we granted options to purchase 10,000 shares of our Class A common stock to Dr. Personick and on December 17, 2002, we granted options to purchase 40,000 shares of our Class A common stock to Messrs. Birmingham and Warnes, our three non-employee directors who are not employees of Furukawa or their respective affiliates. The November 1, 2002 and December 17, 2002 options have an exercise price of $0.97 per share and $1.09 per share, respectively. The exercise price for each option was set at the fair market value of the option shares on the grant date. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service on the Board. The shares subject to each grant will vest and become exercisable in four equal annual installments upon the optionees completion of each year of Board service over the four-year period beginning on the grant date. The vesting of the shares underlying the options immediately accelerates in full upon certain changes in our control or ownership.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors.  Shares withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under Delaware law.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the election of the nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

During the fiscal years ended September 30, 2004 and September 30, 2003, Deloitte & Touche LLP provided various audit, audit related and non-audit services to us as follows:

a.                                       Audit Fees:  Aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal years ended September 30, 2003 and September 30, 2004 and for review of our financial statements included in our quarterly reports on Form 10-Q for those years were approximately $126,500 and $143,100, respectively.

b.                                      Audit-Related Fees:  Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees” above were $8,850 and $4,900 in the fiscal years ended September 30, 2003 and September 30, 2004, respectively.  These fees included audit committee meeting preparation and attendance.

c.                                       Tax Fees.  Aggregate fees billed for tax services were $26,560 and $42,850 in the fiscal years ended September 30, 2003 and September 30, 2004, respectively.  These fees were primarily for compliance fees for the preparation of tax returns, assistance with tax planning strategies and tax advice.

d.                                      All Other Fees:  Aggregate fees billed for tariff classification consulting services were $62,150 in the fiscal year ended September 30, 2004.  There were no other fees for fiscal year 2003.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors.  Our audit committee pre-approved all such audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Deloitte & Touche LLP has been selected by our board of directors as our independent auditors for the fiscal year ending September 30, 2005.  If ratification of this selection of auditors is not approved by a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, our board of directors may review its future selection of auditors.  Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in the best interests of us and our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the 2005 annual meeting and will have the opportunity to make a statement if they desire to do so.  They are also expected to be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the independent auditors for the fiscal year ending September 30, 2005.

Vote Required

The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the annual meeting is required to ratify the appointment of Deloitte and Touche LLP as our independent auditors for the fiscal year ending September 30, 2005.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2005.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2005 annual meeting.  If any other business is properly brought before the 2005 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephone or over the Internet.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

The following table sets forth certain information regarding our executive officers, directors and other key employees as of December 31, 2004.

Name	Age	Position

Muoi Van Tran	53	Chairman of the Board, Chief Executive Officer and President
Susie L. Nemeti	46	Chief Financial Officer, Secretary, Vice President of Finance and Administration
Mohammad Ghorbanali	49	Chief Operating Officer and Vice President of Technical Operations
David G. Jenkins	50	Managing Director of European Operations
Masato Sakamoto(4)(5)	58	Director and Executive Vice President of Corporate Development
Hobart Birmingham(1)(2)(3)	60	Director
Stewart D. Personick(1)(2)(3)(4)	57	Director
Yukimasa Shiga	51	Director
Naoomi Tachikawa(2)	53	Director
David Warnes(1)(4)	58	Director

(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee

(3)  Member of the Special Stock Option Committee

(4)  Member of the Nominating Committee

(5)  Mr. Sakamoto resigned his positions as Director and Executive Vice President of Corporate Development effective December 31, 2004.

Muoi Van Tran.  See “Proposal No. 1:  Election of Directors” for Dr. Tran’s biography.

Susie L. Nemeti co-founded our company and has been our Chief Financial Officer, Vice President of Finance and Administration and Secretary since November 1991 and served as our director from September 1996 to November 2000.  Prior to joining our company, she was the Manager of Accounting at PCO, Inc., a manufacturer of fiber optic products, from December 1987 to August 1991.  Prior to working with PCO, Inc., she worked as a Financial Analyst and Controller for five years in real estate acquisitions and property management.  She earned her bachelor of science degree in Business Administration and Accounting from the University of Southern California.

Mohammad Ghorbanali co-founded our company and has been our Chief Operating Officer and Vice President of Technical Operations since March 1999 and served as our director from September 1995 to January 2001.  From November 1991 to March 1999, Mr. Ghorbanali was our Vice President of Manufacturing, Research and Development.  He was formerly with PCO, Inc., a manufacturer of fiber optic products, from 1985 to 1991 and was at Eaton Corporation, a designer and manufacturer of instrumentation, between 1981 and 1985.  He has over 18 years experience in the fiber optics field, and earned his bachelor of science degree in electrical engineering as well as his masters degree from San Jose State University.

David G. Jenkins has been our Managing Director of European Operations since July 2000.  From 1989 through July 2000, Dr. Jenkins held several positions with Agilent Technologies and Hewlett Packard, manufacturers of fiber optic equipment, most recently serving as Public Networks Marketing Manager.  Dr. Jenkins was the Research and Development Manager/Marketing Manager for BT&D Technologies, a manufacturer of fiber optic equipment, from its inception in 1987 through its sale to Hewlett Packard in 1995.  From 1984 to 1986, Dr. Jenkins was a Senior Scientist for Plesscor Optronics Inc., a manufacturer of fiber optic equipment, and from 1978 to 1984, he was the Fiber Optic Research Group Leader for The Plessey Company Ltd., a manufacturer of fiber optic equipment.  Dr. Jenkins has over 22 years of experience in the field of fiber optics and earned his Ph.D. in electron microscopy from Oxford University.

Masato Sakamoto was a director from January 1998 to December 2004, Vice President from December 2002 to December 2004, and served as the Chairman of our board of directors from January 1998 to January 2001.  Mr. Sakamoto served as a member of our compensation and nominating committees from November 2000 and July 2002, respectively, until December 2004.  From July 1996 to January 2003, Mr. Sakamoto was the President of Furukawa Electric North America, Inc.  From October 1989 to June 1996, Mr. Sakamoto was the General Manager of Corporate Planning of mid- to long-term corporate strategy for Furukawa.  Mr. Sakamoto holds a bachelor of arts degree from Waseda University, Japan.

Hobart Birmingham.  See “Proposal No. 1:  Election of Directors” for Mr. Birmingham’s biography.

Stewart D. Personick.  See “Proposal No. 1:  Election of Directors” for Dr. Personick’s biography.

Yukimasa Shiga. See “Proposal No. 1:  Election of Directors” for Mr. Shiga’s biography.

Naoomi Tachikawa.  See “Proposal No. 1:  Election of Directors” for Mr. Tachikawa’s biography.

David Warnes.  See “Proposal No. 1:  Election of Directors” for Mr. Warnes’ biography.

Relationships Among Executive Officers and Directors

Our executive officers are elected by our board of directors on an annual basis and serve until their successors have been duly elected and qualified.  There are no family relationships among any of our directors or executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission.  Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.  Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for our 2004 fiscal year, except for the late filing by Mr. Shiga of his Form 3, our executive officers and directors and 10% stockholders timely filed all reports required under Section 16(a) for such fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth certain summary information concerning the compensation earned, for services rendered in all capacities to us and our subsidiaries for the 2002, 2003 and 2004 fiscal years, by our chief executive officer and each of our other three most highly compensated executive officers whose aggregate salary and bonus for the 2004 fiscal year were in excess of $100,000.  No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned during our 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)

Muoi Van Tran	2004	255,204	182,000	50,000	21,552
Chief Executive	2003	251,094	189,769	50,000	20,776
Officer and President	2002	251,094	75,328	50,000	18,055

Susie L. Nemeti	2004	190,000	133,000	50,000	19,752
Chief Financial	2003	180,141	136,674	50,000	18,845
Officer, Secretary and	2002	166,698	50,009	50,000	17,640
Vice President of
Finance and
Administration

Mohammad Ghorbanali	2004	215,070	150,500	50,000	21,360
Chief Operating	2003	210,845	159,650	50,000	20,680
Officer and Vice	2002	205,439	61,632	50,000	17,780
President of
Technical Operations

Masato Sakamoto	2004	220,000	154,000	50,000	22,032
Executive Vice	2003	155,692	124,385	100,000	—
President of
Corporate
Development

(1)               Company’s contribution to participant’s 401K, Profit Sharing Plans and cost of life insurance for coverage in excess of $50,000.

Stock Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to each executive officer listed in the Summary Compensation Table during the 2004 fiscal year.  We did not grant any stock appreciation rights during the 2004 fiscal year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Shares of Common Stock Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal 2004	Exercise Price Per Share ($/share)	Expiration Date	5% ($)	10% ($)

Muoi Van Tran	50,000	11.1	2.89	3/23/14	90,875	230,296
Susie L. Nemeti	50,000	11.1	2.89	3/23/14	90,875	230,296
Mohammad Ghorbanali	50,000	11.1	2.89	3/23/14	90,875	230,296
Masato Sakamoto	50,000	11.1	2.89	3/23/14	90,875	230,296

During the 2004 fiscal year, we granted options to purchase 451,140 shares of our Class A common stock to our employees.  Options were granted with an exercise price equal to the fair market value of our Class A common stock at the date of the grant as measured by the closing selling price of our Class A common stock as reported on the Nasdaq National Market.  One fourth of each option vests and becomes exercisable upon the completion of each year of service from the date of grant.  In the event we are acquired by merger or asset sale, each outstanding option, which is not to be assumed or replaced by the successor corporation, will immediately vest and become exercisable for all the shares subject to the option.  Each option has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of service with Optical Communication Products, Inc.

Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise.  Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term.  The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Class A common stock prices.  These amounts represent assumed rates of appreciation in the value of the Class A common stock from the fair market value on the date of grant.  Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A common stock and overall stock market conditions.  The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Fiscal Year-End Values.

The following table sets forth information with respect to each of our executive officers named in the Summary Compensation Table concerning the exercise of stock options during the 2004 fiscal year and the number of shares subject to unexercised stock options held at the close of such fiscal year.  No stock appreciation rights were exercised during the 2004 fiscal year, and no stock appreciation rights were outstanding at the close of such year.

In the following table, “Value Realized” is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the “Value of Unexercised In-The-Money Options” is based the closing selling price per share at the close of the 2004 fiscal year less the exercise price payable per share.  Options are “In-the-Money” if the fair market value of the underlying options exceeds the exercise price of the option.

			Number of Shares of Common Stock Underlying Unexercised Options at September 30, 2004		Value of Unexercised In-the- Money Options at September 30, 2004
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Muoi Van Tran	—	—	1,669,866	213,220	16,250	4,250
Susie L. Nemeti	—	—	1,121,227	179,369	16,250	4,250
Mohammad Ghorbanali	—	—	1,373,090	194,908	16,250	4,250
Masato Sakamoto	—	—	25,000	125,000	29,000	47,000

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

We entered into employment agreements in November 1999 with each of Dr. Tran, Mr. Ghorbanali, and Ms. Nemeti and in December 2002 we entered into an employment agreement with Mr. Sakamoto.  These agreements are renewed on an annual basis, with the base salary subject to annual review by the board of directors or compensation committee, but in no event will the executives’ minimum base salary be reduced below the annual base salary for the prior year. Annual bonuses may be paid to the executives at the discretion of our board of directors or compensation committee.  These agreements may be terminated by us without cause, and for any reason whatsoever, upon 30 days’ notice.  Under Dr. Tran, and Messrs. Ghorbanali and Sakamoto’s agreements, if we decide not to renew their agreement, or terminate their agreement upon 30 day’s notice, the executive will be entitled to receive an amount equal to their base salary and benefits at the time of termination for a period of one year from the date of termination.  The agreements can also be terminated upon mutual written consent of both the executive and us, at which time the executive is entitled to receive payment of an amount equal to his or her base salary and benefits at the time of termination for a period of six months from the date of termination. In October 2003, Ms. Nemeti’s employment agreement was modified. If we decide not to renew Ms. Nemeti’s agreement, or terminate her agreement upon 30 day’s notice, she will be entitled to receive an amount equal to her base salary and benefits at the time of termination for a period of one year from the date of termination.  If we mutually agree with Ms. Nemeti to terminate her agreement, she is entitled to receive an amount equal to her base salary and benefits at the time of termination for a period of six months from the date of termination.  Mr. Sakamoto’s agreement terminated as of December 31, 2004.

In the event we are acquired by merger or asset sale, each outstanding option under our 2000 Stock Incentive Plan which is not assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2004 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by stockholders(1)	4,447,101	$7.13	(3)	6,103,369	(4)
Equity compensation plans not approved by stockholders(2)	3,301,680	$11.00		0

Total	7,748,781	$8.78		6,103,369

(1)               Consists of the 2000 Stock Incentive Plan and Employee Stock Purchase Plan.

(2)               Consists of 2000 Stock Option Agreements with Muoi Van Tran, Susie L. Nemeti and Mohammad Ghorbanali.

(3)               Excludes purchase rights accruing under our Employee Stock Purchase Plan.  Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 500 shares of Class A common stock at semi-annual intervals on the last business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Class A common stock on the start date of the offering period in which the employee is enrolled or (ii) the closing selling price per share on the semi-annual purchase date.

(4)               Includes shares available for future issuance under the Employee Stock Purchase Plan.  As of September 30, 2004, an aggregate of 47,764 shares of our Class A common stock were available for issuance under the Employee Stock Purchase Plan.  The Employee Stock Purchase Plan has subsequently been amended to increase the number of shares of Common Stock reserved for issuance under the plan from 300,000 shares to 450,000 shares.

Special Stock Option Agreements

In June 1993 and August 2000, our board of directors granted options outside of a plan pursuant to special stock option agreements to Muoi Van Tran, Susie L. Nemeti and Mohammad Ghorbanali, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively.  The special stock option agreements were not approved by our stockholders.  The 1993 agreements provided for options to purchase an aggregate of 6,368,680 shares of our Class A common stock at an exercise price of $0.00025 per share and the 2000 agreements provided for options to purchase an aggregate of 3,301,680 shares of our Class A common stock at an exercise price of $11 per share.  All options under the 1993 and 2000 agreements were granted at an exercise price per share equal to the fair market value of our Class A common stock on the date of grant and are non-statutory options under the Federal tax law.  The options under the 1993 agreements vest and become exercisable in four equal annual installments measured from the date of grant.  The options under the 1993 agreement were fully exercised by the officers as of September 30, 2003.  The options under the 2000 agreements were fully-vested and immediately exercisable upon grant.  The term of each option granted under the 2000 agreements is 10 years from the date of the grant.  Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

Amendment of Employee Stock Purchase Plan

In January 2005, the Employee Stock Purchase Plan was amended to increase the number of shares of Common Stock reserved for issuance under the plan from 300,000 shares to 450,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our Class A common stock and Class B common stock as of December 31, 2004, except as noted in the footnotes below, by:

•                                          Each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

•                                          Each executive officer listed in the Summary Compensation Table above;

•                                          Each of our directors; and

•                                          All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of December 31, 2004, are deemed outstanding even if they have not actually been exercised.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  As of December 31, 2004, 112,841,055 shares of our common stock were issued and outstanding.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws where applicable.  Unless otherwise indicated, the address of each beneficial owner listed below is c/o Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367.

	Number of shares beneficially owned	Percentage of shares beneficially owned
Named executive officers and directors:
Muoi Van Tran(1)	16,803,090	14.7%
Susie L. Nemeti(2)	4,198,256	3.7
Mohammad Ghorbanali(3)	10,677,551	9.3
Masato Sakamoto(4)	50,000	*
Hideo Sakura(5)	66,000,000	58.5
Naoomi Tachikawa(5)	66,000,000	58.5
Stewart D. Personick(6)	60,000	*
Hobart Birmingham(7)	20,000	*
David Warnes(7)	20,000	*

Other 5% Stockholders:
Furukawa Electric North America, Inc.,(8) 900 Lafayette Street, Suite 506 Santa Clara, CA 95050	66,000,000	58.5
All directors and executive officers as a group (9 persons)(9)	97,828,897	83.3%

*                      Less than 1%

(1)               Includes (a) 14,856,906 shares of our Class A common stock held by Muoi Van Tran and Tracy Tam Trang, as Co-Trustees of the Tran Family Trust dated June 26, 1997, (b) 80,000 shares of Class A common stock held by Muoi Van Tran and Tracy Tam Trang, as co-trustees of two separate trusts for the benefit of Dr. Tran’s children (which shares total less than 5% of the company’s outstanding common stock), (c) 70,600 shares of our Class A common stock held by Dr. Tran’s children each of whom share Dr. Tran’s household and (d) options to purchase 1,795,584 shares of our Class A common stock, all of which are presently exercisable or exercisable within 60 days of December 31, 2004.

(2)               Includes (a) 400,000 shares of our Class A common stock held by Ms. Nemeti’s spouse, (b) 15,000 shares of our Class A common stock held by Ms. Nemeti’s son who shares Ms. Nemeti’s household and (c) options to purchase 1,213,096 shares of our Class A common stock, all of which are presently exercisable or exercisable within 60 days of December 31, 2004.

(3)               Includes (a) 67,000 shares of our Class A common stock held by Mohammad Ghorbanali, as trustee of the Navid Ghorbanali Irrevocable Trust dated October 1, 2000 for the benefit of Mr. Ghorbanali’s child, (b) 67,000 shares of our Class A common stock held by Mohammad Ghorbanali, as trustee of the Negar Ghorbanali Irrevocable Trust dated October 1, 2000 for the benefit of Mr. Ghorbanali’s child, and (c) options to purchase 1,480,498 shares of our Class A common stock, all of which are presently exercisable or exercisable within 60 days of December 31, 2004.

(4)               Consists of options to purchase 50,000 shares of Class A common stock, all of which are presently exercisable or will become exercisable within 60 days of December 31, 2004.

(5)               Consists of 66,000,000 shares of our Class B common stock held by Furukawa Electric North America, Inc.  Mr. Tachikawa is the General Manager of Planning & Administration Department, Information Systems Group of The Furukawa Electric Co., Ltd.  Mr. Hideo Sakura is the General Manager of the Corporate Administration Department of The Furukawa Electric Co., Ltd. Messrs. Tachikawa and Sakura disclaim beneficial ownership of these shares.

(6)               Consists of options to purchase 60,000 shares of Class A common stock, all of which are presently exercisable or will become exercisable within 60 days of December 31, 2004.

(7)               Consists of options to purchase 20,000 shares of Class A common stock, all of which are presently exercisable or will become exercisable within 60 days of December 31, 2004.

(8)               Consists of 66,000,000 shares of our Class B common stock.

(9)               Includes (a) options to purchase 4,689,178 shares of our Class A common stock, all of which are presently exercisable or will become exercisable within 60 days of December 31, 2004 and (b) 66,000,000 shares of our Class B common stock.

JOINT REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION AND SPECIAL STOCK OPTION COMMITTEES

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee (the “Compensation Committee”) and the Special Stock Option Committee (“Stock Option Committee”) of the Board of Directors (the “Board”) of Optical Communication Products, Inc.  (the “Company”) administers various aspects of the Company’s executive compensation program.  The role of the Compensation Committee, which was comprised of three directors, including two outside non-employee directors as of the end of the Company’s 2004 fiscal year, is to review and recommend or approve the base salaries, bonuses, and other non-equity compensation of the executive officers of the Company.  The Compensation Committee also administers the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) with respect to the Company’s non-executive officer employees.  The role of the Special Stock Option Committee, which was comprised of the two outside non-employee directors of the Compensation Committee as of the end of the Company’s 2004 fiscal year, is to review and approve equity compensation packages, such as stock options under the 2000 Plan, to the Company’s executive officers and directors.

The Company’s executive compensation program utilizes a combination of Company performance, individual performance and an increase in stockholder value over time as determinants of executive pay levels.  These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company’s stockholders.  The compensation for executive officers is based on two elements:  cash compensation and equity-based compensation.

Cash Compensation

The Company reviews its executive compensation programs to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry.  Each executive officer’s base salary may be adjusted each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions.  The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers.  The compensation of executive officers is reviewed annually by the Compensation Committee.

Cash-Based Incentive Compensation

Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as revenue targets, earnings targets, product development and new business development.  Executive officers are eligible to receive a maximum cash bonus equal to 150.0% of their base salary.

Equity-Based Compensation

Stock option grants are designed to align the interests of an executive officer with those of the Company’s stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.  Each grant allows the officer to acquire shares of the Company’s Class A common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Plan.  Options generally vest and become exercisable in four equal annual installments commencing on the one year anniversary of the date of grant provided the officer continues his or her employment with the Company.  Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.  The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for long-term financial reward resulting directly from Company stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term.

Compensation of the Chief Executive Officer

The base salary of Muoi Van Tran, our Chairman of the Board, Chief Executive Officer and President, has been set at a level that, in conjunction with his potential bonus compensation, the Compensation Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries.  Dr. Tran’s annual base salary was increased in March 2004 from $251,094 to $260,000.  The Compensation Committee set Dr. Tran’s target bonus at 100% of his base salary as a meaningful way to correlate total compensation to individual and Company performance.  Dr. Tran’s actual bonus, which can range from 0% to 150% of his base salary, is determined annually by the Compensation Committee, which relies on a formula that takes into account certain performance-related factors, including (i) the actual revenues achieved by the Company compared with the Board-approved business plan estimate of the revenues to be achieved by the Company and (ii) the income before income taxes that is actually achieved by the Company compared with the Board-approved business plan estimate of the income before income taxes to be achieved by the Company.  In fiscal year 2004, Dr. Tran was paid a bonus in an amount equal to approximately 71% of his base salary.  During fiscal year 2004, the Committee granted Dr. Tran stock options to purchase 50,000 shares of Class A common stock at an exercise price of $2.89 per share.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year.  The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2004 fiscal year did not exceed the $1.0 million limit per officer, and the Company does not expect the non-performance-based compensation to be paid to its executive officers for the 2005 fiscal year to exceed that limit.  However, assuming a committee comprised solely of outside directors as required by Section 162(m) makes all option grants to executive officers of the Company, any compensation deemed paid in connection with the exercise of future option grants made to executive officers under the 2000 Plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1.0 million limitation.

Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Company does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers so as to qualify that compensation as performance-based compensation under Section 162(m).  The Company will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

Jointly submitted by the Compensation Committee and Special Stock Option Committee of the Board of Directors,

Stewart D. Personick, Chairman
Hobart Birmingham
Naoomi Tachikawa

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Optical Communication Products, Inc.  (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended September 30, 2004, which include the consolidated balance sheets of the Company as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended September 30, 2004, and the notes thereto.  The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

Submitted by the Audit Committee of
the Board of Directors,

David Warnes, Chairman
Hobart Birmingham
Stewart D. Personick

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return for us, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index.  The graph covers the period from November 3, 2000, the date our Class A common stock started trading, through September 30, 2004 and assumes $100 was invested at the closing price on November 3, 2000 and any dividends were reinvested. No cash dividends have been declared on our Class A common stock.  The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our Class A common stock.

	Nov. 3, 2000	Dec. 31, 2000	Mar. 31, 2001	June 30, 2001	Sept. 30. 2001	Dec. 31, 2001	Mar. 31, 2002	June 30, 2002	Sept. 30, 2002

OCPI	$100.00	$62.94	$39.16	$59.52	$12.98	$22.04	$15.72	$6.83	$4.31

Nasdaq	$100.00	$78.39	$58.39	$68.55	$47.56	$61.89	$58.55	$46.43	$37.19

Nasdaq Telecom Index	$100.00	$74.62	$52.82	$50.10	$32.70	$38.10	$27.98	$16.67	$14.24

	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003	Sept. 30. 2003	Dec. 31, 2003	Mar. 31, 2004	June 30, 2004	Sept. 30. 2004

OCPI	$6.04	$5.37	$10.01	$13.20	20.70	18.41	13.37	11.69

Nasdaq	$42.38	$42.56	$51.49	$56.70	63.57	63.28	64.98	60.19

Nasdaq Telecom Index	$17.52	$19.07	$23.60	$25.14	29.56	29.61	29.96	27.86

NO INCORPORATION BY REFERENCE OR DEEMED FILING

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Joint Report on Executive Compensation by the Compensation and Special Stock Option Committees, the Audit Committee Report, the Audit Committee Charter referred to in this proxy statement, and the Stock Performance Graph are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

In addition to the indemnification provisions contained in our Certificate of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors.  These agreements contain provisions that may require us, among other things, to indemnify our officers and directors against liabilities that may arise because of their status or service as officers or directors, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers’ and directors’ liability insurance if it is maintained for other officers and directors.  These agreements do not require us to indemnify our directors and officers in situations where:

•                  The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

•                  A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

•                  The officer’s or director’s conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct; or

•                  A court determines that indemnification under the circumstances is not lawful.

The Furukawa Electric Co., Ltd.

We have worked closely with Furukawa, our indirect majority stockholder, in the past, and we intend to continue to work closely with Furukawa in the future.  We currently purchase the majority of our lasers from Furukawa and its related parties pursuant to a Master Purchase Agreement dated October 1, 2003.  During the fiscal year ended September 30, 2004, we purchased these lasers from Furukawa and its related parties in the ordinary course of business.  We also sell some of our subsystems and modules in the regular course of our business to Furukawa and several of its subsidiaries and affiliates.  Our purchases from these related parties amounted to $13,286,000 for the year ended September 30, 2004.  Our sales to these related parties amounted to $218,000 for the year ended September 30, 2004.  Accounts receivable due to us from our related parties was $7,000 at September 30, 2004.  Accounts payable due by us to our related parties was $3,325,000 at September 30, 2004.

Some of our directors are also executives of Furukawa.  Mr. Tachikawa is the General Manager of Planning & Administration Department, Information Systems Group of The Furukawa Electric Co., Ltd., and Mr. Sakura was, while a director, the General Manager of the Corporate Administration Department of The Furukawa Electric Co., Ltd.  Mr. Fukunaga, who became a director in January 2005, is the Manager of the Corporate Administration Department of The Furukawa Electric Co., Ltd., and Mr. Shiga, who became a director in July 2004, is the Executive Vice President of the Administration Of Subsidiaries in United States Department of Furukawa Electric North America, Inc.  In addition, Mr. Sakamoto was the President of Furukawa Electric North America, Inc., a wholly-owned subsidiary of Furukawa, from July 1996 to January 2003.

We have entered into a registration rights agreement with Furukawa Electric North America, Inc., which includes demand registration rights and other standard rights and limitations.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2005 annual meeting.  If any other business is properly brought before the 2005 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephone or over the Internet.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope or vote by telephone or over the Internet in accordance with the instructions accompanying the proxy card.  A copy of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2004 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at this annual meeting.  This Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have filed an Annual Report on Form 10-K for the year ended September 30, 2004 with the Securities and Exchange Commission.  You may obtain, free of charge, a copy of the Form 10-K by writing Susie Nemeti, Secretary, Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367.

By Order of the Board of Directors,
Muoi Van Tran,

Chairman of the Board of Directors, Chief
Executive Officer and President

Dated: January 20, 2005
Woodland Hills, California

OPTICAL COMMUNICATION PRODUCTS, INC.

PROXY

Annual Meeting of Stockholders, February 24, 2005

This Proxy is Solicited on Behalf of the Board of Directors of
Optical Communication Products, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held February 24, 2005 and the Proxy Statement and appoints Muoi Van Tran and Susie L. Nemeti, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Optical Communication Products, Inc.  (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 6101 Variel Avenue, Woodland Hills, California 91367 on Thursday, February 24, 2005 at 10:00 a.m.  Pacific Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please detach and return in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE OTHER LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect seven directors of the Company to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.		2. To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending September 30, 2005.		FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	FOR ALL NOMINEES	o Muoi Van Tran

3.              In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This Proxy when properly executed, will be vote as specified above.  If no specification is made, this Proxy will be voted “FOR” the election of the directors listed at left and “For” the other listed proposals.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o Hobart Birmingham
o Akihiro Fukunaga
☐	FOR ALL EXCEPT (See instructions below)	o Stewart D. Personick
o Yukimasa Shiga
o Naoomi Tachikawa
o David Warnes

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change your address on your account, please check the box at the right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	Mark “X” here if you plan to attend the meeting. ☐

Signature of Stockholder		Date:		Signature of Stockholder		Date:

Note:  Please sign exactly as your name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.